As filed with the Securities and Exchange Commission on July 19, 2001
Registration No. 333-
United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ANADARKO PETROLEUM CORPORATION
(Exact name of issuer as specified in its charter)

Delaware	76-0146568
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

17001 Northchase Drive
Houston, Texas 77060-2141
(281) 875-1101
(Address of principal executive offices)

1999 STOCK INCENTIVE PLAN
(Full title of the Plan)

Suzanne Suter
Associate General Counsel
17001 Northchase Drive
Houston, Texas 77060-2141
(Name and address of agent for service)
Telephone number, including area code, of agent for service: (281) 875-1101

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Shares to be Registered(1)(2)	Proposed Maximum Offering Price per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.10 per
share, and Rights attached thereto.	10,000,000	$49.935	$499,350,000	$124,837.50

(1)	Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)

4,000,000 shares of Common Stock, par value $0.10 per share ("Common Stock"), were registered on Form S-8 (File No. 333-78303) on May 12, 1999 on which date a fee of $43,299.00 was paid, and 10,000,000 shares are being registered herewith. Pursuant to Rule 429 under the Act, the Prospectus included herein shall relate to the 4,000,000 shares of the Company's Common Stock previously registered.

(3)

Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of computing the registration fee, based upon the average of the high and low prices of the securities being registered hereby on the NYSE on July16, 2001.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     This Registration Statement on Form S-8 is being filed solely to register additional securities. In accordance with General Instruction E of Form S-8, the Company hereby incorporates by reference the contents of the Company's registration statement on Form S-8 (No. 333-78303), originally filed with the Securities and Exchange Commission (the "SEC") on May 12, 1999, relating to the Anadarko Petroleum Corporation 1999 Stock Incentive Plan.

Item 3.  Incorporation Of Documents By Reference

     The SEC allows the Company to incorporate by reference the information the Company has previously filed with them. Incorporation by reference means that the Company can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that the Company files with the SEC will automatically update and supersede this information. The Company incorporates by reference the documents listed below and future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the common stock covered by this Prospectus is issued.
Registration Statement on Form 8-A, filed on September 4, 1986, for registration of common stock.

Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed on March 15, 2001, as amended by Form 10-K/A filed on June 27, 2001.

Quarterly Report on Form 10-Q, for the quarter ended March 31, 2001, filed on May 15, 2001.

Current Reports on Form 8-K filed on February 15, 2001, March 8, 2001, March 12, 2001, April 20, 2001, and
June 25, 2001.

Item 8.  Exhibits
Exhibit
Number	Exhibit

4(a)	Restated Certificate of Incorporation of the Company. (Originally filed as Exhibit 19(a)(i) to the
Form 10-Q for quarter ended September 30, 1986, File No. 1-8968).
4(b)	Amendment to Restated Certificate of Incorporation, dated July 14, 2000 (Originally filed as
Exhibit 4.1 to Form 8-K dated July 28, 2000, File No. 1-8968).
4(c)	By-laws of the Company. (Originally filed as Exhibit 3(e) to the Form 10-Q for quarter ended
September 30, 2000, File No. 1-8968).
4(d)	1999 Stock Incentive Plan (Originally filed as an Exhibit to the definitive 14A Proxy Statement, filed March 11, 1999, File No. 1-8968).
4(e)	Amendment to 1999 Stock Incentive Plan, dated effective July 1, 2000. (Originally filed as
Exhibit 10(b)(xxii) to the Form 10-K for the fiscal year ended December 31, 2000, File No. 1-
8968).
4(f)	Rights Agreement dated as of October 29, 1998 between the Company and The Chase Manhattan
Bank (Originally filed as Exhibit 4.1 to Form 8-A, dated October 30, 1998, File No. 1-8968).
5	Opinion of Counsel regarding legality of securities being registered.*
23(a)	Consent of Counsel to the Company (included in Exhibit 5).
23(b)	Consent of KPMG LLP.*
23(c)	Consent of Arthur Andersen LLP.*
24	Powers of Attorney (included on the signature page of this registration statement).

*	Filed herewith

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SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, and State of Texas, on the 19th day of July, 2001.

ANADARKO PETROLEUM CORPORATION

By: /s/ Robert J. Allison, Jr.
Robert J. Allison, Jr.
Chairman of the Board
and Chief Executive Officer

POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Robert J. Allison, Jr., Suzanne Suter and Michael E. Rose, and each of them, his true and lawful attorney-in-fact and agent, with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign and to file any and all amendments, including post-effective amendments, to this Registration Statement and any new Registration Statement filed pursuant to Rule 462 under the Act, with the Securities and Exchange Commission granting to said attorney-in-fact power and authority to perform any other act on behalf of the undersigned required to be done in connection therewith.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of July, 2001:
	Signatures	Title
(i)	Principal executive officers:

Chairman of the Board
	/s/ Robert J. Allison, Jr.	and Chief Executive Officer
Robert J. Allison, Jr.

President and Chief
	/s/ John N. Seitz	and Chief Operating Officer
John N. Seitz

(ii)	Principal financial officer:

Executive Vice President, Finance
	/s/ Michael E. Rose	and Chief Financial Officer
Michael E. Rose

(iii)	Principal accounting officer:

	/s/ James R. Larson	Vice President and Controller
James R. Larson

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Signatures

(iv)	Directors:

	/s/ Robert J. Allison, Jr.	/s/ Conrad P. Albert
	Robert J. Allison, Jr.	Conrad P. Albert

	/s/ Larry Barcus	/s/ Ronald Brown
	Larry Barcus	Ronald Brown

	/s/ James L. Bryan	/s/ John R. Butler, Jr.
	James L. Bryan	John R. Butler, Jr.

	/s/ Preston M. Geren III	/s/ John R. Gordon
	Preston M. Geren III	John R. Gordon

	/s/ Lawrence M. Jones	/s/ George Lindahl III
	Lawrence M. Jones	George Lindahl III

	/s/ John W. Poduska, Sr.	/s/ Jeff D. Sandefer
	John W. Poduska, Sr.	Jeff D. Sandefer

/s/ John N. Seitz
John N. Seitz

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EXHIBIT INDEX

4(a)	Restated Certificate of Incorporation of the Company. (Originally filed as Exhibit 19(a)(i) to the
Form 10-Q for quarter ended September 30, 1986, File No. 1-8968).
4(b)	Amendment to Restated Certificate of Incorporation, dated July 14, 2000 (Originally filed as
Exhibit 4.1 to Form 8-K dated July 28, 2000, File No. 1-8968).
4(c)	By-laws of the Company. (Originally filed as Exhibit 3(e) to the Form 10-Q for quarter ended
September 30, 2000, File No. 1-8968).
4(d)	1999 Stock Incentive Plan (Originally filed as an Exhibit to the definitive 14A Proxy Statement, filed March 11, 1999, File No. 1-8968).
4(e)	Amendment to 1999 Stock Incentive Plan, dated effective July 1, 2000. (Originally filed as
Exhibit 10(b)(xxii) to the Form 10-K for the fiscal year ended December 31, 2000, File No. 1-
8968).
4(f)	Rights Agreement dated as of October 29, 1998 between the Company and The Chase Manhattan
Bank (Originally filed as Exhibit 4.1 to Form 8-A, dated October 30, 1998, File No. 1-8968).
5	Opinion of Counsel regarding legality of securities being registered.*
23(a)	Consent of Counsel to the Company (included in Exhibit 5).
23(b)	Consent of KPMG LLP.*
23(c)	Consent of Arthur Andersen LLP.*
24	Powers of Attorney (included on the signature page of this registration statement).

*	Filed herewith

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